Exhibit 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of AEP Transmission Company, LLC of our report dated February 26, 2024 relating to the financial statements and financial statement schedule of AEP Transmission Company, LLC, which appears in AEP Transmission Company, LLC’s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
March 5, 2024